UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2017

REGENERX BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15070 (Commission File Number)	52-1253406 (IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470, Rockville, MD (Address of Principal Executive Offices)	20850 (Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2017, the company amended the License Agreement for RGN-137 held by GtreeBNT. Under the amendment the Territory was expanded to include Europe, Canada, South Korea, Australia and Japan. As consideration for the expanded territories, RegeneRx will receive a series of payments, totaling in the high six digit range, including one at signing and two subsequent additional payments over the next six months. GtreeBNT’s retention of the expanded territories is conditional upon them meeting certain milestones. The expanded territory is expected to facilitate enrollment of GtreeBNT’s planned Phase 3 clinical trial using RGN-137 to treat patients with epidermolysis bullosa, a rare genetic disease that causes severe blistering of the skin and internal organs that is scheduled to initiate in the third quarter of 2017.

Our current cash coupled with the two payments to be received in 2017 under the RGN-137 license agreement amendment should be sufficient to fund out planned operations into 2018. Receipt of the third and final payment will support the planned operations substantially through the first quarter of 2018. We will need to secure additional funding in order to advance operations beyond that that period.

Item 8.01 Other Events.

On August 31, 2017, the Company issued a press release announcing the amendment of the RGN-137 License Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 31, 2017

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

Date: August 31, 2017	By:	/s/ J.J. Finkelstein
		Name:	J.J. Finkelstein
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 31, 2017